UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 4, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On June 4, 2002, Calpine Corporation announced that it has increased its two-year secured bank term loan to $1.0 billion from $600 million, and has reduced the size of its secured corporate revolving credit facilities to $1.0 billion from $1.4 billion.

     On June 5, 2002, Calpine Corporation reported that it did not engage in any "roundtrip" or "wash" natural gas trading activities for the purpose of increasing revenue or volumes, impacting market prices, or for any other improper business purpose. Calpine's report is in response to the May 22, 2002 data request by the Federal Energy Regulatory Commission (FERC) investigating natural gas trading activities in the U.S. portion of the Western Systems Coordinating Council and/or Texas during 2000 and 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

          99.0 Press release dated June 4, 2002 - Calpine Completes Funding of Term Loan

          99.1 Press release dated June 5, 2002 - Calpine Responds to FERC's Request


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  June 6, 2002

EXHIBIT 99.0

NEWS RELEASE CONTACTS:                                              408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


                CALPINE COMPLETES FUNDING OF $1 BILLION TERM LOAN

                Standard & Poor's Assigns Investment Grade Rating

     (SAN JOSE, Calif.) June 4, 2002 - Calpine Corporation [NYSE: CPN] announced today that it has increased its two-year secured bank term loan to $1.0 billion from $600 million, and has reduced the size of its secured corporate revolving credit facilities to $1.0 billion from $1.4 billion. Standard & Poor's recently assigned its BBB- investment grade rating to both the term loan and the revolving credit facilities, with Moody's Investors Service assigning a Ba3 ranking.

     The term loan and corporate revolvers give Calpine up to $2.0 billion in combined cash borrowing and letter of credit capacity. On May 10, 2002, the company received $500 million in a partial funding of the term loan. Calpine received the remaining $500 million on May 31, 2002. Lead Arrangers for the term loan were Salomon Smith Barney, Inc., Deutsche Banc Alex. Brown, Inc. and Credit Suisse First Boston.

     "This financing further demonstrates Calpine's ability to continue to raise capital in today's difficult financial and power markets," stated Calpine Chief Financial Officer Bob Kelly. "Increasing our term loan by $400 million significantly extends Calpine's access to capital and lowers our refinancing requirements in 2003 by $400 million."

     Calpine's corporate credit facilities now include:

     o A $600-million and a $400-million secured revolving credit facility, each expiring in May 2003, that together provide $1.0 billion in borrowing and letter of credit capacity and;

     o    A two-year, $1-billion secured term loan, maturing in May 2004.

     Calpine remains committed to building a substantial liquidity cushion. Since late December 2001, the company closed on several transactions providing access to nearly $4 billion of capital, retired approximately $953 million of debt, and restructured its turbine acquisition program, which will reduce 2002-2003 capital spending by more than $3 billion. In addition, the company brought on line more than 1,600 megawatts of highly efficient generation in strategic power markets.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forwardlooking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms (iv) unseasonable weather patterns that produce reduced demand for power (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers (vi) cost estimates are preliminary and actual costs may be higher than estimated (vii) a competitor's development of lower-cost generating gas-fired power plants (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, (x) the effects on the Company's business resulting from the liquidity in the trading and power industry, (xi) the Company's ability to access the capital markets on similar attractive terms,
(xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit ratings criteria), including, increased collateral requirements, refusal by the Company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in amounts or on favorable terms, and (xiii) other risks identified from time-to-time in our reports and
registration   statements  filed  with  the  SEC,  including  the  risk  factors identified in our Annual Report on Form 10-K for the year ended December 31, 2001, and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.

EXHIBIT 99.1

NEWS RELEASE CONTACTS:                                              408/995-5115
                                        Media Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


          CALPINE RESPONDS TO FERC'S NATURAL GAS TRADING DATA REQUEST;
               REPORTS NO IMPROPER "ROUNDTRIP" TRADING ACTIVITIES

     (SAN JOSE, CALIF.) June 5, 2002 - Calpine Corporation [NYSE:CPN] today reported that it did not engage in any "roundtrip" or "wash" natural gas trading activities for the purpose of increasing revenue or volumes, impacting market prices, or for any other improper business purpose. Calpine's report is in response to the May 22, 2002 data request by the Federal Energy Regulatory Commission (FERC) investigating natural gas trading activities in the U.S. portion of the Western Systems Coordinating Council and/or Texas during 2000 and 2001.

     Calpine conducted a comprehensive review of all subject transactions during this period. Of the nearly 52,000 transactions, 15 resulted in the simultaneous purchase and sale of the same natural gas product with the same counterparty. These transactions were completed for risk management purposes and did not impact revenue in 2001. There were no such transactions in 2000. Calpine did not report these transactions to Platt's, Bloomberg or any similar organization.

     A copy of Calpine's response to the FERC will be made available on the investor relations page of the company's website at www.calpine.com.

     Based in San Jose, Calif., Calpine Corporation is a leading independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns 1.3 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.